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                                                                   EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of iLinc Communications, Inc. on Form S-3 of our report dated June 24, 2005, on the consolidated balance sheet of iLinc Communications, Inc. as of March 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, that is incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission. We also consent to the use of our name as it appears under the caption "Experts".




                                            /S/ EPSTEIN, WEBER & CONOVER, P.L.C.
Scottsdale, Arizona
July 29, 2005